                                                                    EXHIBIT 10.8
                       FOURTH AMENDMENT TO LEASE AGREEMENT

This Fourth Amendment to Lease Agreement ("Fourth Amendment") is made and entered into this 14 day of May 2002, between MLCV Hollister LP ("Landlord") and US Dataworks, Inc. formerly US Dataworks, L.L.C., a Texas Limited Liability Company ("Tenant").

                                   WITNESSETH:

WHEREAS, Landlord and Tenant, made and entered into a Lease Agreement dated November 18, 1997 (the "Lease") covering that certain premises consisting of 1,684 square feet, (the "Leased Premises") located on the fourth (4th) floor of the building known as The Hollister Building (the "Building") located at 5301 Hollister, Houston, Harris County, Texas, the Leased Premises being more particularly described in the Lease; and

WHEREAS, the Lease was amended by First Amendment to Lease Agreement ("First Amendment") dated May 1, 1999, Second Amendment to Lease Agreement ("Second Amendment') dated November 1, 2000 changing the square footage from 1,684 NRA to 3,148 NRA, Third Amendment to Lease Agreement ("Third Amendment") dated October 31, 2001, and;

WHEREAS, on May 31, 2001, 5301 Hollister, L.P. sold and conveyed the Building and all improvements and assigned the Lease to Landlord; and

NOW THEREFORE, for and in consideration of mutual terms and conditions expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EXTENSION TERM. Effective June 1, 2002, the Effective Date ("Effective Date"), the Lease Term shall be extended by sixty (60) months, changing the expiration date from October 31, 2002 to May 31, 2007 (the "Extension Term").

2. LEASED PREMISES. On the Effective Date, the Leased Premises shall expand by 3,547 NRA, changing the square footage from 3,148 NRA to 6,695 NRA.

3. BASE RENTAL. Tenant's Base Rental for the Premises shall now be paid monthly according to the following schedule:

                     Months 1-21               $9,573.85
                     Months 22-36              $9,763.54
                     Months 37-48              $10,042.50
                     Months 49-60              $10,181.98

4. SECURITY DEPOSIT. Upon execution of this Third Amendment, Tenant will increase its security Deposit to $9,836.63.

5. PARKING. On the Effective Date, Tenants parking spaces shall increase to twenty-six (26) parking spaces allocated as follow:

                     two (7.) reserved/covered at no charge; and two (2) reserved/covered at a cost of $30.00 per month; and twenty-two (22) unreserved.

6. CONSTRUCTION. Tenant accepts the Leased Premises in the present condition, AS IS and WITH ALL FAULTS, and Landlord shall have no obligation to repair, restore, and refurbish the Loosed Premises. Notwithstanding the foregoing, Landlord agrees to provide up to $30,876.72 for Tenants leasehold improvements to the Leased Premises,

7. REAFFIRMATION. It is further agreed by and between the Landlord and Tenant except, as herein amended, all other terms, provisions, and conditions of the Lease, as heretofore amended, shall remain in full force and effect.

IN WITNESS WHEREOF, this instrument has been duly executed by Landlord and Tenant as of the date first written above.


LANDLORD:

MLCV HOLLISTER LP

By:      /s/ Michael W. Luecht
    --------------------------------

Michael W. Luecht

Title: President



TENANT:

US DATAWORKS, INC.

By:      /s/ Richard Shapiro
    --------------------------------

Name:    Richard Shapiro
      ------------------------------

Title:   CFO
       -----------------------------


                                       2